================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          THE PROGRESSIVE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              X X X X X X X X X X
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                                PROGRESSIVE LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 24, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of The Progressive Corporation will be held at 6671 Beta Drive, Mayfield Village, Ohio, on Friday, April 24, 1998, at 10:00 a.m., Cleveland time, for the following purposes:

          1. To elect three directors, each to serve for a term of three years;

          2. To approve an amendment to the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares, $1.00 par value, from 200,000,000 to 300,000,000;

          3. To approve The Progressive Corporation 1998 Directors' Stock Option Plan; and

          4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on February 27, 1998, will be entitled to notice of and to vote at said meeting or any adjournment thereof.

     By Order of the Board of Directors.

                                            DAVID M. SCHNEIDER, Secretary

March   , 1998

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                          THE PROGRESSIVE CORPORATION

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of The Progressive Corporation, an Ohio corporation ("Company"), to be held at 10:00 a.m., Cleveland time, on Friday, April 24, 1998, at 6671 Beta Drive, Mayfield Village, Ohio 44143, and at any adjournment thereof. This statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, will first be sent to shareholders on or about March 23, 1998.

     The close of business on February 27, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 72,427,300 Common Shares, each of which will be entitled to one vote.

                         ITEM 1:  ELECTION OF DIRECTORS

     The Company's Code of Regulations provides that the number of directors be fixed by the shareholders at no less than five or more than twelve. The number of directors has been fixed at ten. The Code of Regulations provides that the directors are to be divided into three classes as nearly equal in number as possible and that the classes are to be elected for staggered terms of three years each. Directors of one class are elected annually. At the meeting, the shares represented by the proxies obtained hereby, unless otherwise specified, will be voted for the election as directors of the three nominees hereinafter named, each to serve for a three-year term and until his respective successor is duly elected and qualified. One vacancy will remain on the Board. If, by reason of death or other unexpected occurrence, any one or more of the nominees hereinafter named should not be available for election, the proxies will be voted for such substitute nominee(s), if any, as the Board of Directors may propose.

     The reason for fixing the number of directors at a higher number than the number to be in office immediately after the Annual Meeting is to have a vacancy available which could be filled by the directors without the time and expense involved in holding a special meeting of shareholders, should a person who could make a valuable contribution as a director of the Company become available during the year. Vacancies in the Board may be filled for the remainder of the unexpired term of the class of directors to which the new director is assigned. Assignments will be made so that the directors are distributed among the several classes as nearly equally as possible. No decision has been made to fill the vacancy, nor have any candidates been considered and approved by the Board of Directors. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three nominees named in this proxy statement. No shareholder nominations for the election of directors have been received within the time period required by Section 13 of Article II of the Code of Regulations.

     If notice in writing is given by any shareholder to the President or Secretary not less than 48 hours before the time fixed for holding the meeting that he desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute such number of votes among two or more nominees, as he sees fit. If the enclosed proxy is executed and returned and voting for the election of directors is cumulative, the persons named in the enclosed proxy will have the authority to cumulate votes and to vote the shares represented by such proxy, and by other proxies held by them, so as to elect as many of the three nominees named below as possible.

     The following information is set forth with respect to each person nominated for election as a director and for those directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each such nominee and director has held the principal occupation indicated for more than the last five years. Each such nominee is currently a director of the Company.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                        PRINCIPAL OCCUPATION AND         DIRECTOR    TERM
          NAME             AGE    LAST FIVE YEARS' BUSINESS EXPERIENCE    SINCE     EXPIRES
          ----             ---    ------------------------------------   --------   -------
B. Charles Ames (1)        72    Principal, Clayton, Dubilier & Rice,      1983      2001
                                 Inc., New York, New York (investment
                                 banking)

Peter B. Lewis (2)         64    President and Chief Executive Officer     1965      2001
                                 of the Company; Chairman of the Board
                                 of the Company since April 1993;
                                 President, Chairman of the Board and
                                 Chief Executive Officer of Progressive
                                 Casualty Insurance Company

Donald B. Shackelford (3)  65    Chairman of the Board, State Savings      1976      2001
                                 Bank, Columbus, Ohio (savings bank)

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                        PRINCIPAL OCCUPATION AND         DIRECTOR    TERM
          NAME             AGE    LAST FIVE YEARS' BUSINESS EXPERIENCE    SINCE     EXPIRES
          ----             ---    ------------------------------------   --------   -------
Milton N. Allen (4)        70    Director of various companies             1978      1999

Charles A. Davis (5)       49    Limited Partner, Goldman Sachs Group      1996      1999
                                 L.P., New York, New York (investment
                                 banking) since December 1994; Gen-
                                 eral Partner, Goldman Sachs & Co.,
                                 prior to December 1994

Paul B. Sigler             64    Professor, Yale University and            1981      1999
                                 Investigator in the Howard Hughes
                                 Medical Institute

Stephen R. Hardis (6)      62    Chairman of the Board of Eaton Corpo-     1988      2000
                                 ration, Cleveland, Ohio (manufactur-
                                 ing) since January 1996; Vice Chairman
                                 of Eaton Corporation prior to January
                                 1996; Chief Executive Officer of Eaton
                                 Corporation since September 1995;
                                 Chief Financial and Administrative
                                 Officer of Eaton Corporation prior to
                                 September 1995

Janet Hill (7)             50    President, Staubach Alexander Hill,       1995      2000
                                 LLC, Washington, D.C. (commercial real
                                 estate consulting) since January 1995
                                 and Vice President, Alexander &
                                 Associates, Inc., Washington,
                                 D.C. (management consulting)

Norman S. Matthews (8)     65    Consultant, New York, New York            1981      2000

---------------

(1) Mr. Ames is also a director of M.A. Hanna Company, Riverwood Holding, Inc. and Lexmark Holding, Inc., which are publicly held, and WESCO Distribution, Inc. and CDW Holding, Inc., which are privately held.

(2) Mr. Peter B. Lewis is also an officer and director of other subsidiaries of the Company. Mr. Daniel R. Lewis, an executive officer of the Company, is the brother of Mr. Peter Lewis.

(3) Mr. Shackelford is also a director of The Limited, Inc., Worthington Foods, Inc., Abercrombie & Fitch Co. and Intimate Brands, Inc., which are publicly held.

(4) Mr. Allen is also a director of Actron Manufacturing Company and The Bradford Group, Inc., which are privately held.

(5) Mr. Davis is also a director of Heilig-Meyers Company, Lechters, Inc. and Media General, Inc., which are publicly held, and Merchants Bancshares, Inc., which is privately held.

(6) Mr. Hardis is also a director of Nordson Corporation, Lexmark Holding, Inc. and KeyCorp, all of which, as well as Eaton Corporation, are publicly held.

(7) Ms. Hill is also a director of Wendy's International, Inc. and Deans Foods Company, which are publicly held, and the First Union Bank of Virginia, Maryland and the District of Columbia, a wholly owned subsidiary of the First Union Corporation, which is publicly held.

(8) Mr. Matthews is also a director of Lechters, Inc., Toys "R" Us, Loehmann's, Inc. and Finlay Fine Jewelry, Inc., which are publicly held.

     Five meetings of the Board of Directors were held during 1997, and the Board adopted resolutions by written action pursuant to Ohio corporation law on one occasion.

     The Board has named an Executive Committee, an Audit Committee and an Executive Compensation Committee, as described below. The Board has not designated a nominating committee.

     Messrs. Allen, Hardis and Lewis are the current members of the Board's Executive Committee, which exercises all powers of the Board between Board meetings, except the power to fill vacancies on the Board or its committees. During 1997, the Executive Committee adopted resolutions by written action pursuant to Ohio corporation law on eight occasions.

     Messrs. Allen, Ames, Davis and Hardis are the current members of the Board's Audit Committee, which assures that organization, policies, controls and systems are in place to monitor performance; provides an independent channel to receive appropriate communications from employees, auditors, legal counsel, bankers and consultants; and monitors the public release of financial information. The Audit Committee met six times during 1997.

     Ms. Hill and Messrs. Matthews, Shackelford and Sigler are the current members of the Board's Executive Compensation Committee. This committee monitors and directs the administration of the Company's executive compensation program, including the various cash and stock incentive programs in which officers and employees of the Company participate. If the proposal set forth in Item 3 is approved by shareholders, this Committee will determine the awards under the 1998 Directors' Stock Option Plan. During 1997, the Executive Compensation Committee met five times and adopted resolutions by written action pursuant to Ohio corporation law on one occasion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Charles A. Davis is a limited partner of the Goldman Sachs Group, L.P. ("GSG"). GSG is the 99% general partner of Goldman, Sachs & Co. ("GS"). GS is an investment banking firm that regularly performs services such as acting as a financial advisor and serving as principal or agent in the purchase and sale of securities. GS has performed such services for the Company and may be called upon to provide similar or other services for the Company in the future.

     Mr. Davis owns, indirectly through an intermediary corporation, a 12% equity interest in Visual Radio, Inc., a privately held company that provides consulting, technology and training to companies that use the Internet. The Company is engaged in discussions that will likely result in the Company purchasing such services from Visual Radio during 1998. The Company expects that total expenditures for these services will be approximately $150,000 in 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Hill and Messrs. Matthews, Shackelford and Sigler are the members of the Company's Executive Compensation Committee. There are no Compensation Committee interlocks.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Certain Beneficial Owners. The following information is set forth with respect to persons known to management to be the beneficial owners, as of January 31, 1998, of more than 5% of the Company's Common Shares:

                 NAME AND ADDRESS                    AMOUNT AND NATURE OF      PERCENT
               OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)    OF CLASS
               -------------------                  -----------------------    --------
Peter B. Lewis....................................        10,199,713(2)         14.0%
     6300 Wilson Mills Road
     Mayfield Village, Ohio 44143
Ruane, Cunniff & Co., Inc.........................         9,602,603(3)         13.3%
     767 Fifth Avenue
     Suite 4701
     New York, New York 10153-4798

---------------

(1) Except as otherwise indicated, the persons listed as beneficial owners of the Common Shares have sole voting and investment power with respect to those shares. Certain of the information contained in this table, including related footnotes, is based on the Schedule 13G filings made by the beneficial owners identified herein.

(2) Includes 14,274 Common Shares held for Mr. Lewis by a trustee under the Company's Retirement Security Program, 354,500 Common Shares subject to currently exercisable stock options, 1,858,757 Common Shares held by Mr. Lewis as trustee of two trusts established for the benefit of his brother, 532,354 shares held by a charitable corporation of which Mr. Lewis serves as a trustee and an officer, and 298,000 Common Shares held by two limited partnerships in each of which Mr. Lewis is a general partner. The amount does not include 934,440 Common Shares held of record by National City Bank as trustee of a trust established by Mr. Lewis for the benefit of his adult children, as to which shares he disclaims any beneficial interest.

(3) The Common Shares are held in investment accounts maintained with Ruane, Cunniff & Co., Inc. as of December 31, 1997, and it disclaims any beneficial interest in such shares. Ruane, Cunniff & Co., Inc. has advised that it has sole voting power as to 6,440,392 of these shares, no voting power as to the balance of these shares, sole investment power as to 5,202,603 of these shares and shared investment power as to 4,400,000 of these shares.

     Security Ownership of Management. The following information is set forth with respect to the Company's Common Shares beneficially owned as of January 31, 1998, by all directors and nominees for election as directors of the Company, each of the named executive officers and by all directors and executive officers of the Company as a group:

                                                     AMOUNT AND NATURE OF      PERCENT
                       NAME                         BENEFICIAL OWNERSHIP(1)    OF CLASS
                       ----                         -----------------------    --------
Milton N. Allen...................................            47,254(2)           *
B. Charles Ames...................................            53,005(3)           *
Alan R. Bauer.....................................           103,372(4)           *
Charles B. Chokel.................................           119,874(5)           *
Charles A. Davis..................................             2,000(6)           *
W. Thomas Forrester...............................            31,154(7)           *
William H. Graves.................................            90,191(8)           *
Stephen R. Hardis.................................            33,808(3)           *
Janet Hill........................................             6,500(9)           *
Peter B. Lewis....................................        10,199,713(10)        14.0%
Norman S. Matthews................................            38,201(11)          *
Robert J. McMillan................................           111,824(12)          *
Glenn M. Renwick..................................            49,625(13)          *
Donald B. Shackelford.............................            96,002(14)          *
Paul B. Sigler....................................            11,606(15)          *
All 21 Executive Officers
  and Directors as a Group........................        11,691,699(16)        15.9%

---------------

 * Less than 1% of the outstanding Common Shares of the Company.
 (1)  Includes Common Shares held for executive officers under The
      Progressive Retirement Security Program and currently exercisable stock options held by directors and executive officers under various incentive plans maintained by the Company. Unless otherwise indicated below, beneficial ownership of the Common Shares reported in the table is comprised of both sole voting power and sole investment power, or voting power and investment power that is shared with the spouse and/or minor children of the director or executive officer.
 (2) Includes 2,400 Common Shares owned by Mr. Allen's wife, as to which shares he disclaims any beneficial interest, and 28,000 Common Shares subject to currently exercisable stock options.
 (3) Includes 28,000 Common Shares subject to currently exercisable stock options.

      (4)  Includes 72,700 Common Shares subject to currently exercisable stock options and 853 Common Shares held under The Progressive Corporation Executive Deferred Compensation Plan, as to which shares Mr. Bauer has sole investment power but no voting power.
      (5)  Includes 19,974 Common Shares owned by Mr. Chokel's wife, as to which shares he disclaims any beneficial interest, 28,000 Common Shares subject to currently exercisable stock options and 19,172 Common Shares held by Mr. Chokel as trustee of a family trust.
      (6)  Consists of 2,000 Common Shares subject to currently exercisable stock options.
      (7)  Includes 10,100 Common Shares subject to currently exercisable stock options.
      (8)  Includes 56,900 Common Shares subject to currently exercisable stock options.
      (9)  Includes 6,000 Common Shares subject to currently exercisable stock options.
     (10)  See footnote 2 on page 6.
     (11)  Includes 22,000 Common Shares subject to currently exercisable stock options.
     (12)  Includes 57,000 Common Shares subject to currently exercisable stock options.
     (13)  Includes 25,100 Common Shares subject to currently exercisable stock options and 1,911 Common Shares held under The Progressive Corporation Executive Deferred Compensation Plan, as to which shares Mr. Renwick has sole investment but no voting power.
     (14)  Includes 28,000 Common Shares subject to currently exercisable stock options and 6,831 Common Shares held by Mr. Shackelford as trustee of a trust established for the benefit of his daughter.
     (15)  Includes 10,000 Common Shares subject to currently exercisable stock options.
     (16)  Includes 1,052,500 Common Shares subject to currently exercisable stock options.

     Section 16(a) Beneficial Ownership Reporting Compliance. Due to a typographical error in Milton N. Allen's April 1997 Form 4, a sale of 155 shares by Mr. Allen, as trustee of a charitable remainder trust, was incorrectly reported as being the sale of 115 shares. An amended Form 4 was filed as soon as this error was discovered. The November 1, 1996 sale of 200 shares by a trust of which Daniel R. Lewis' wife is the beneficiary was reported in a Form 4 filed in February 1998. A Form 4 reporting the January 31, 1997 sale of 10,000 shares by Peter B. Lewis, as trustee of the D. R. Lewis Flint Trust, was filed 17 days late.

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief Executive Officer and the other six most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 1997 (the "named executive officers").
                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS
                                       ------------------------------------   ------------
                                                                  OTHER        SECURITIES
                                                                  ANNUAL       UNDERLYING       ALL OTHER
           NAME AND                     SALARY     BONUS(1)    COMPENSATION     OPTIONS      COMPENSATION(3)
      PRINCIPAL POSITION        YEAR     ($)         ($)           ($)            (#)              ($)
      ------------------        ----   --------   ----------   ------------   ------------   ---------------
Peter B. Lewis                  1997   $830,769   $1,949,234     $141,976(2)     73,600         $  7,770
  Chairman, President and       1996    800,000    1,320,840      151,234(2)    108,200            7,635
  Chief Executive Officer       1995    800,000      772,800      147,197(2)     93,200          294,018

Charles B. Chokel               1997    383,654      833,967           --        28,200           16,378(4)
  Treasurer and Chief           1996    321,889      496,844           --        36,000           15,949
  Financial Officer             1995    298,310      285,880           --        26,000          123,162

William H. Graves               1997    325,385      581,161           --        15,800           15,612(5)
  Claims Process                1996    294,231      414,159           --        22,100            5,631
  Leader                        1995    249,444      134,601           --        13,100           79,786

Glenn M. Renwick                1997    325,385      581,161           --        15,800           15,462(6)
  Technology                    1996    295,207      396,151           --        22,100           12,818
  Process Leader                1995    258,458      181,422           --        13,100           80,613

Alan R. Bauer                   1997    325,385      565,519           --        15,800           35,136(7)
  International/                1996    294,231      384,736           --        22,100            7,008
  Internet Officer              1995    249,632      202,202           --        13,100            6,663

W. Thomas Forrester             1997    325,385      565,519           --        15,800            5,545
  Ownership                     1996    294,240      394,558           --        22,100           13,243
  Process Leader                1995    250,080      199,815           --        13,100           11,338

Robert J. McMillan              1997    325,385      565,519           --        15,800           32,966(8)
  Consumer Marketing            1996    298,149      389,860           --        22,100            7,008
  Process Leader                1995    283,962      105,082           --        13,100           12,627

---------------

(1) Includes bonus amounts, if any, deferred under The Progressive Corporation Executive Deferred Compensation Plan.

(2) Other Annual Compensation includes $108,124, $117,001 and $121,264, in the form of personal use of corporate aircraft in 1997, 1996 and 1995, respectively.

(3) Except as otherwise disclosed, amounts represent employer contributions made during 1997 under the Company's Retirement Security Program.

(4) In addition to contributions made under the Company's Retirement Security program, amount also includes a $9,750 single lump sum payment in lieu of salary increase for exceeding specific performance objectives during 1996.

(5) In addition to contributions made under the Company's Retirement Security program, amount also includes a $9,000 single lump sum payment in lieu of salary increase for exceeding specific performance objectives during 1996 and $311 as an anniversary award for 15 years of employment with the Company.

(6) In addition to contributions made under the Company's Retirement Security Program, amount also includes $9,000 single lump sum payment in lieu of salary increase for exceeding specific performance objectives during 1996.

(7) In addition to contributions made under the Company's Retirement Security Program, amount also includes a $28,020 relocation bonus.

(8) In addition to contributions made under the Company's Retirement Security Program, amount also includes a $26,250 relocation bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

                          INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
---------------------------------------------------------------------      VALUE AT ASSUMED
                     NUMBER OF                                           ANNUAL RATES OF STOCK
                     SECURITIES   % OF TOTAL                              PRICE APPRECIATION
                     UNDERLYING    OPTIONS                                  FOR OPTION TERM
                      OPTIONS     GRANTED TO   EXERCISE                 -----------------------
                     GRANTED(1)   EMPLOYEES      PRICE     EXPIRATION       5%          10%
       NAME             (#)        IN 1997     ($/SHARE)      DATE         ($)          ($)
       ----          ----------   ----------   ---------   ----------   ----------   ----------
Peter B. Lewis         73,600         10.1%     $68.375     12/31/06    $2,774,504   $6,833,736
Charles B. Chokel      28,200          3.9       68.375     12/31/06     1,063,057    2,618,361
William H. Graves      15,800          2.2       68.375     12/31/06       595,614    1,467,025
Glenn M. Renwick       15,800          2.2       68.375     12/31/06       595,614    1,467,025
Alan R. Bauer          15,800          2.2       68.375     12/31/06       595,614    1,467,025
W. Thomas Forrester    15,800          2.2       68.375     12/31/06       595,614    1,467,025
Robert J. McMillan     15,800          2.2       68.375     12/31/06       595,614    1,467,025

   ---------------------

   (1) Options become exercisable January 1, 2002, subject to accelerated vesting and a "cash-out" provision upon the occurrence of any "change in control" of the Company or certain similar events described in both the 1989 Incentive Plan and the 1995 Incentive Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING           VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS           IN-THE-MONEY
                       SHARES                         AT 12/31/97           OPTIONS AT 12/31/97
                      ACQUIRED        VALUE               (#)                       ($)
                     ON EXERCISE    REALIZED          EXERCISABLE/              EXERCISABLE/
       NAME              (#)           ($)           UNEXERCISABLE             UNEXERCISABLE
       ----          -----------   -----------   ----------------------  --------------------------
Peter B. Lewis              --             --    Exercisable    287,400  Exercisable    $30,090,745
                                                 Unexercisable  464,500  Unexercisable   36,213,250

Charles B. Chokel       36,684     $2,930,855    Exercisable     16,500  Exercisable      1,722,880
                                                 Unexercisable  133,400  Unexercisable   10,050,762

William H. Graves           --             --    Exercisable     52,200  Exercisable      5,455,955
                                                 Unexercisable   77,800  Unexercisable    5,886,461

Glenn M. Renwick        36,000      2,286,024    Exercisable     15,000  Exercisable      1,566,255
                                                 Unexercisable   78,600  Unexercisable    5,958,111

Alan R. Bauer               --             --    Exercisable     63,000  Exercisable      6,583,287
                                                 Unexercisable   78,000  Unexercisable    5,904,236

W. Thomas Forrester     46,200      3,646,595    Exercisable         --  Exercisable             --
                                                 Unexercisable   78,600  Unexercisable    5,958,111

Robert J. McMillan      30,000      2,384,908    Exercisable     46,500  Exercisable      4,819,150
                                                 Unexercisable   84,000  Unexercisable    6,271,711

                                 PENSION PLANS

     Each of the named executive officers, as well as substantially all other full-time employees of the Company and its subsidiaries who were hired before January 1, 1989 and satisfy certain other requirements, are eligible to participate in The Progressive Pension Plan ("Pension Plan"). The Pension Plan is a defined benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and is subject to the minimum funding standards of Section 412 of the Code.

     Benefits payable under the Pension Plan are determined pursuant to a formula based upon a participant's years of service with the Company and its subsidiaries, the participant's average annual compensation not in excess of the Social Security taxable wage base during such years of service ("Average Earnings") and Social Security benefits. For purposes of determining Average Earnings, the Pension Plan recognizes base salary, overtime earnings, cash bonuses and commissions. The benefit formula is: 2% of Average Earnings times years of service minus 50% of primary Social Security benefit for years of service through December 31, 1988, plus 1.3% of Average Earnings times years of service through December 31, 1993.

     Participants accrue benefits under the Pension Plan formula over their years of service with the Company and its subsidiaries, and become fully vested in their accrued benefits under the Pension Plan upon (i) completion of five years of service (subject to certain break-in-service rules); (ii) attainment of age 65; or (iii) retirement on account of permanent and total disability.

     The estimated net annual pensions (expressed as a life and 120-month certain annuity) payable upon retirement at normal retirement age (65) under the Pension Plan for each of the seven named executive officers are as follows: Mr. Lewis, $10,188; Mr. Chokel, $9,042; Mr. Graves, $8,020; Mr. Renwick, $5,412; Mr.
Bauer, $8,905; Mr. Forrester, $6,263; and Mr. McMillan, $9,220.

     As of December 31, 1993, all benefit accruals under the Pension Plan were frozen. The Company now has a two-tiered Retirement Security Program ("RSP"). The RSP is a defined contribution pension plan with the meaning of ERISA and a qualified plan under the Code and covers all employees who meet requirements as to age and length of service. The first tier of the RSP provides employer contributions of 1% to 5% of annual eligible compensation up to the Social Security wage base, based on years of eligible service. The second tier is a long-term savings plan under which the Company matches, into a company stock account, amounts contributed to the Plan by each employee up to a maximum of 3% of the employee's eligible compensation. All named executive officers are eligible to participate in the RSP, and contributions made by the Company in 1995 are included in "All Other Compensation" in the Summary Compensation Table on page 9.

SEPARATION PLANS

     The named executive officers, as well as substantially all other regular, non-temporary employees of the Company and its subsidiaries, are eligible to participate in The Progressive Corporation Separation Allowance Plan ("Separation Plan"). The Separation Plan provides payments to eligible employees whose employment is involuntarily terminated as a result of a reduction in force or a reorganization, as defined in the Separation Plan. Payments are based on compensation in effect immediately prior to termination and years of service and cannot exceed an aggregate of two years of compensation. The Separation Plan is a welfare benefit plan within the meaning of ERISA. All payments under the Separation Plan are made from the general assets of the Company and its subsidiaries. Individual employment or separation arrangements may supplement or supersede the Separation Plan in whole or in part.

DIRECTORS' FEES AND PLANS

     Each member of the Board of Directors who is not an employee of the Company currently receives an annual director's fee of $8,000 ("Retainer Fee"). In addition, each such director receives fees for attendance at meetings of the Board and those committees of the Board of which he is a member ("Meeting Fee"). Directors currently receive $3,000 for attendance at each regular meeting of the Board and $1,000 for attendance at each special meeting, unless attendance is by telephone, in which case the fee is $500. Each member of a Board committee receives $750 for attendance at each meeting of the committee, except that the committee chairman receives $1,000 for attendance at each such meeting, unless attendance is by telephone, in which case the fee is $500. Directors are also compensated for attendance at certain meetings of the Company's senior managers, which are typically attended by one or two directors, at rates equal to the fee received for attendance at regular Board meetings.

     Each director of the Company who is not an employee of the Company participates in The Progressive Corporation Directors Deferral Plan, as amended ("Directors Deferral Plan"). Each participant in the Directors Deferral Plan may elect, annually, to defer receipt of all or a portion of his Meeting Fees for the following year until the date designated by the director in accordance with the plan. A participating director may elect to have such deferred fees credited to or allocated between (a) a cash account which will earn interest at a rate equal to the rate of interest on new 3-month certificates of deposit, and (b) a stock account under which the deferred fees are converted into units equivalent in value and dividend rights to the Company's Common Shares. Account balances may not be transferred from one account to another. All such accounts will be distributed in cash, in a lump sum or installments, when and as designated by the participating director at the time of election or, if earlier, upon the death of the director. All director's Retainer Fees are deferred, credited to a stock account and distributed in cash on a date designated by the participating director in accordance with the terms of the plan. All account balances of a director will be distributed to his beneficiary, if he dies. However, if any director ceases to serve as such for any reason other than death, disability or removal without cause prior to the expiration of his current term, all Retainer Fees credited to his stock account during such term are forfeited.

     Each director who is not an employee of the Company is eligible to receive awards under The Progressive Corporation 1990 Directors' Stock Option Plan, as amended ("Directors' Stock Plan"). The Directors' Stock Plan authorizes the issuance of up to 450,000 Common Shares, subject to adjustment for stock splits and similar events. Promptly after each Annual Meeting of Shareholders, each participating director receives an option to purchase 2,000 Common Shares with an exercise price equal to the fair market value of the Common Shares on the date of such Annual Meeting. The term of each such stock option is ten years commencing on the date of grant. Options become exercisable six months and one day following the date of grant and are not transferable. Upon death, to the extent then exercisable, a stock option may be exercised for a period of one year. During 1997, the Company granted stock options under this plan covering an aggregate of 16,000 shares to eight directors. The Directors' Stock Plan will be replaced by The Progressive Corporation 1998 Directors' Stock Option Plan if the proposal set forth in Item 3 is approved by shareholders.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION POLICY

     The Company's executive compensation program is administered under the direction of the Executive Compensation Committee of the Board of Directors ("Committee"). The Committee is comprised of four independent, nonemployee directors. The executive compensation program is designed to promote the following objectives:

     - Attract, retain and motivate executives who can significantly contribute to the success of the Company.

     - Reward the achievement of business objectives that have been approved by the Board.

     - Provide a rational, consistent and competitive executive compensation system that is well understood by those to whom it applies.

     - Tie a significant portion of executive compensation to the long-term performance of the Company's Common Shares.

     The Committee believes that if these objectives are consistently achieved, shareholder value will be enhanced over time.

EXECUTIVE COMPENSATION PROGRAM

     For 1997, the Company's executive compensation program was designed to base compensation on corporate, business unit and individual performance. Performance objectives and related measurements, as well as the compensation awards that would result from various levels of performance, were clearly defined in advance.

     The executive compensation program consists of three components: salary, annual bonus and long-term incentives through equity-based awards. Variable compensation (consisting of annual bonus and equity-based awards) is a larger part of total compensation at more senior levels in the organization. For each executive officer, a target amount is established for each component of variable compensation. Target amounts are determined primarily by reference to data contained in national compensation surveys. These surveys include compensation data for a broad range of public companies in a variety of industries. Since the Company competes for executive level personnel on a nationwide basis with companies in a variety of industries, the compensation data utilized are not limited to companies included in the P/C Group referred to on page 21. The Company's objective is to pay its executives competitive salaries (i.e., at or near the midpoint of the survey range of salaries for their respective positions) and to provide variable compensation that can take total direct compensation to or above the high end of the survey range for total direct compensation when the Company and, if applicable, the executive's assigned business unit meet or exceed challenging performance goals.

     In addition to the executive compensation program, executive officers participate in the Company's health and retirement plans which are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements.

Salary Component

     Executive officers receive a salary based on their responsibilities and potential at market levels indicated by compensation survey data. The Company's objective is to set executive salaries at or near the midpoint of the survey range of salaries for similar positions at other companies judged to be comparable. Salaries are reviewed annually and adjusted upward or downward for changes in those factors and the individual's performance. Better performance generally results in an increased salary, subject to the limits of the salary range established by the Company. For executives who exceed expectations, some part of the increase will be paid in a single lump sum, as a merit cash award, rather than becoming a part of the future salary base.

Annual Bonus Component

     In 1997, Messrs. Lewis and Chokel participated in the 1997 Executive Bonus Plan. Messrs. Graves, Renwick, Bauer, Forrester and McMillan, along with all other full-time employees of the Company, participated in the 1997 Gainsharing Plan. These Plans have been designed to reward participants appropriately for current corporate and/or business unit performance.

     Under the 1997 Executive Bonus Plan, a target annual bonus amount, which varied by position, was established for each participant. In 1997, Mr. Lewis's target annual bonus amount equaled 135% of salary; for Mr. Chokel, the target was 125% of salary.

     Awards under the 1997 Executive Bonus Plan were determined by reference to two quantitative components: a Core Business Gainsharing Component and an Investment Component.

     The Core Business Gainsharing Component was based on a performance matrix ("Gainsharing Matrix") which assigned a performance score to various combinations of profitability and growth outcomes for the Company's personal and commercial automobile insurance business ("Core Business"). Under the Gainsharing Matrix, profitability was measured by comparing the combined ratio ("CR") achieved by the Core Business, determined in accordance with generally accepted accounting principles ("GAAP"), against a target combined ratio, while growth was measured in terms of the year-to-year change in net written premiums for the Core Business. The Investment Component compared the performance of individual segments of the Company's investment portfolio against the range of performance results achieved by a pre-selected group of comparable investment funds.

     The weighting of the two components differed for the participating executives, depending on the nature and scope of their assigned responsibilities. A bonus award equal to the target annual bonus resulted if designated goals were met. Actual awards could range from 0% to 200% of the target annual bonus amount, depending on the extent to which performance fell short of or exceeded the designated goals.

     All other officers and qualified employees (approximately 13,400) of the Company, including Messrs. Graves, Renwick, Bauer, Forrester and McMillan, participated in the Company's 1997 Gainsharing Plan. The 1997 Gainsharing Plan is substantially similar to the 1997 Executive Bonus Plan, but does not include an Investment Component. Under the 1997 Gainsharing Plan, awards were based on performance in achieving profitability and growth targets, as measured by the Gainsharing Matrix, for both the Core Business and the individual participant's business unit or product. In 1997, the participating executive officers were assigned target annual bonus amounts ranging from 60-100% of salary.

Long-Term Incentive Component

     In 1997, the executive compensation program included long-term incentives through the granting of nonqualified stock options. This component is designed to encourage the long-term retention of key executives and to align executive compensation directly with the long-term enhancement of shareholder value. Stock option grants are intended to focus the executive on managing the Company from the perspective of an owner. The named executive officers and approximately 350 other management employees of the Company currently participate in the long-term incentive program.

     The stock options have an exercise price which is equal to the market price of the Company's Common Shares on the date of grant, contain provisions which defer vesting of the options for five years and may be exercised at any time during the five years following vesting. The value of a stock option depends directly on the future performance of the Company's Common Shares, since it has value to the recipient only if and to the extent that the price of the Company's Common Shares increases above the option exercise price.

     Stock option awards are normally made annually. A target award value, which varies by position, is established for each executive officer in order to bring total targeted compensation to the top of the survey range. In 1997, for the Company's executive officers, these target award values ranged from 75-275% of salary, depending on job classification. The target award value is then divided by a value per share developed through a modified Black-Scholes pricing model, to determine the number of option shares to be awarded. In 1997, the pricing model valued the stock options awarded to executive officers at $29.892 per share, which is 43.72% of the per share exercise price of $68.375. The following assumptions were used to derive the ratio: 10-year option term, .2538 annualized volatility rate, 6.35% risk free rate of return and .36% dividend yield, and an assumed annual attrition factor of 3.0% for each of the five years prior to vesting.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Peter B. Lewis, the Company's Chief Executive Officer, received cash compensation in the amount of $2,780,003 for 1997, consisting of a salary of $830,769 and an annual bonus award of $1,949,234, in addition to the non-cash compensation disclosed in the Summary Compensation Table and related footnotes on page 9. Mr. Lewis's salary has been reduced from a high of $1,198,077 in 1991, because the Committee desires to place more emphasis on the variable components of executive pay.

     Mr. Lewis's annual bonus target for 1997 was $1,121,538, an amount equal to 135% of his salary. For Mr. Lewis, 80% of his bonus target was based on the Core Business Gainsharing Component and 20% was based on the Investment Component. For 1997, the Core Business Gainsharing Component was determined by a Gainsharing Matrix which measures profitability and growth in net written premiums for the Company's Core Business. In 1997, the Company's Core Business achieved a CR of 93.1, with 33% growth in net written premiums, resulting in a performance score of 1.738 for the Core Business Gainsharing Component. In addition, the Investment Component score was 1.740 compared to a target of 1.0. Applying the weighting factors to the performance scores for each of the components, and then combining the results, produced a Performance Factor of
1.738. Mr. Lewis therefore earned 173.8% of target, or $1,949,234, as his annual bonus.

     For the long-term incentive component of his compensation, on March 12, 1997, Mr. Lewis was awarded stock options to purchase 73,600 of the Company's Common Shares at an exercise price of $68.375 per share. This award vests on January 1, 2002, and was determined in accordance with the stock option formula described above.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     In 1993, the Internal Revenue Code of 1986 was amended by the Omnibus Budget Reconciliation Act of 1993 ("Budget Reconciliation Act"), which limits to $1 million per year the deduction allowed for Federal income tax purposes for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a public company ("Deduction Limit"). This Deduction Limit, which became effective in 1994, does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation." To qualify for this exception, (a) the compensation must be payable solely on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors;" (c) the material terms of the performance goals must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing prior to payment that the performance goals and any other material terms have been satisfied.

     Compensation attributable to a stock option award is deemed to satisfy the requirements for "performance-based compensation" if the award is made by a compensation committee comprised solely of two or more "outside directors," the plan under which the award has been granted is approved by shareholders and states the maximum number of shares with respect to which options may be granted during a specified period to any employee and, under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the award. Generally, the Deduction Limit does not apply to any compensation payable under a written contract that was in effect on February 17, 1993, or pursuant to a plan or arrangement approved by shareholders prior to December 20, 1993, provided certain requirements are met.

     It is the Company's policy to structure its incentive compensation programs to satisfy the requirements for the "performance-based compensation" exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder, to the extent practicable. The Company's stock incentive plans, as well as the 1997 Executive Bonus Plan, have been submitted to and approved by the Company's shareholders. Compensation awards under these Plans are designed to satisfy the requirements of the "performance based compensation" exception to the Deduction Limit. Salaries and any perquisites are subject to approval of the Committee, but will not be submitted to a vote of shareholders, and thus will not be deductible if and to the extent that such compensation exceeds $1 million per year for any such executive.

SUMMARY

     The Committee believes that executive compensation should be linked to the creation of shareholder value. The Company's executive compensation program thus includes significant long-term incentives, through equity-based awards, which are tied to the long-term performance of the Company's Common Shares. The Committee recognizes, however, that while stock prices may reflect corporate performance over the long term, other factors, such as general economic conditions and varying investors' attitudes toward the stock market in general, and specific industries in particular, may significantly affect stock prices at any point in time. Accordingly, the annual cash components of the program, consisting of salary and annual bonus, emphasize individual performance and the realization of defined business objectives, which are independent of short-range fluctuations in the stock price.

     The executive compensation program thus has been designed to align executive compensation with both the Company's business goals and long-term shareholder interests. The Committee believes that the program, as implemented, is balanced and consistent with these objectives. The Committee will continue to monitor the operation of the program and cause the program to be adjusted and refined, as necessary, to ensure that it continues to support both corporate and shareholder goals.

                                        EXECUTIVE COMPENSATION COMMITTEE

                                        Donald B. Shackelford, Chairman
                                        Janet Hill
                                        Norman S. Matthews
                                        Paul B. Sigler

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Shares ("PGR") to the Standard & Poor's 500 Index ("S & P Index") and the Value Line Property/Casualty Industry Group ("P/C Group") for the last five years.

                       CUMULATIVE FIVE-YEAR TOTAL RETURN*

                           PGR, S&P INDEX, P/C GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/97)

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                      PGR            S&P INDEX         P/C GROUP
1992                                                           100               100               100
1993                                                           140               110               102
1994                                                           122               112               101
1995                                                           171               154               142
1996                                                           236               190               182
1997                                                           422               253               280

*Assumes reinvestment of dividends.

Source: Value Line, Inc.

      ITEM 2:  APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF
           INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON
                     SHARES FROM 200,000,000 TO 300,000,000

     The Board of Directors is submitting to shareholders for approval an amendment to the Company's Amended Articles of Incorporation ("Amended Articles") to increase the number of Common Shares, $1.00 par value, which the Company is authorized to issue from 200,000,000 to 300,000,000 and recommends that the Company's shareholders approve the amendment.

     The full text of the first paragraph of Article FOURTH of the Amended Articles reflecting this amendment is attached to this proxy statement as Exhibit A. The following description of the amendment is qualified in its entirety by reference to Exhibit A.

     The additional Common Shares for which authorization is sought would have the same rights and privileges as the Common Shares currently outstanding. Holders of Common Shares have no preemptive rights to subscribe for or purchase any additional shares of the Company.

     As of February 27, 1998, 72,427,300 Common Shares were outstanding and 10,293,849 additional shares were reserved for issuance under various stock option and other employee benefit plans maintained by the Company (although only 4,964,092 of such shares are currently subject to outstanding stock options or other awards). As of that date, a balance of 106,629,832 Common Shares remained authorized but unissued and not subject to reservation, and 10,649,019 shares were held in treasury.

     Although the Company currently has no plan or commitment that would result in the sale or issuance of additional Common Shares (other than pursuant to employee benefit plans) the Board believes that the number of Common Shares currently available for issuance is insufficient to meet the future needs of the Company.

REASON FOR AND EFFECTS OF PROPOSED AMENDMENT

     The Board believes that it is desirable to have additional authorized but unissued Common Shares available for possible future share dividends or splits, employee benefit programs, financing and acquisition transactions and other general corporate purposes. For example, the Company issued 38,453,952 Common Shares pursuant to a 3-for-1 stock split effected in the form of a share dividend in December 1992 and sold 4,950,000 Common Shares to the public in July 1993. The Company also issued 9,000,000 shares in December 1992 upon the conversion of its $75,000,000 Floating Rate Convertible Subordinated Debentures due 2008. While there can be no assurance that additional share distributions or sales of Company securities will be made in the future, the Board wishes to have sufficient Common Shares available for such purposes if conditions warrant such distributions or sales. Such authorized but unissued Common Shares would be available for issuance without further action by the shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The Company's Common Shares are currently listed on the New York Stock Exchange.

     The Company's purpose in increasing the number of authorized Common Shares available for issuance is described in the preceding paragraph. Nevertheless, the existence of authorized and unissued Common Shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of the Company's Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company's assets or similar transaction, since the issuance of Common Shares could be used to dilute the share ownership and voting rights of such person or entity. Further, any of such authorized but unissued Common Shares could be privately placed with purchasers who might support incumbent management, making a change in control of the Company and removal of incumbent management more difficult.

DESCRIPTION OF CAPITAL SHARES

     The Company's Amended Articles currently authorize (a) 200,000,000 Common Shares, $1.00 par value, of which 72,427,300 were issued and outstanding at February 27, 1998; (b) 20,000,000 Serial Preferred Shares, without par value ("Serial Preferred Shares"), none of which are currently outstanding and (c) 5,000,000 Voting Preference Shares, without par value ("Voting Preference Shares"), none of which are currently outstanding (the Serial Preferred Shares and Voting Preference Shares are collectively referred to herein as "Preferred Shares").

     Because the Company is a holding company, its rights and the rights of its creditors and shareholders to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, other than as a holder of the subsidiary's outstanding shares of capital stock.

     In addition, insurance statutes in many states impose limitations on the ability of regulated insurance companies to pay dividends and transfer assets to their affiliates. Such statutes may require prior approval for the payment of dividends by the Company's regulated insurance company subsidiaries to the Company or its affiliates. Since a significant source of the Company's internally generated cash flow is dividends paid to it by its subsidiaries, the Company's ability to meet its obligations and pay dividends on its outstanding shares may be affected by any such limitations or prior approval requirements.

COMMON SHARES

     Subject to the rights of the Company's creditors and the holders of any outstanding Preferred Shares, the holders of Common Shares are entitled to receive such dividends as may be declared by the Board of Directors and to share ratably in assets available for distribution upon liquidation. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to the Common Shares. Holders of Common Shares are entitled to one vote per share. Upon compliance by holders of Common Shares with certain statutory notice provisions, such holders are entitled to cumulate their votes in the election of directors.

PREFERRED SHARES

     The Board of Directors of the Company is empowered to authorize the issuance of Serial Preferred Shares and Voting Preference Shares, each of which may be issued in one or more series. All series of Serial Preferred Shares and Voting Preference Shares will rank equally and will be identical in all respects, except that the rights of holders of Serial Preferred Shares and Voting Preference Shares may differ as to voting rights and provisions for certain consents, and that the Board of Directors may fix with respect to each such series without further action by the shareholders, prior to issuance thereof, the following terms: (a) the designation of the series; (b) the authorized number of shares of the series, subject to certain increases and decreases as determined by the Board of Directors from time to time; (c) the dividend rate or rates of the series; (d) the date or dates from which dividends shall accrue and (if applicable) be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable; (e) the redemption rights and prices, if any; (f) the terms and amounts of the sinking fund, if any; (g) the amount payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; (h) whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made and (i) the restrictions on the issuance of shares of the same or any other class or series. All series of Preferred Shares would rank, as to dividend and liquidation rights, senior to Common Shares.

     The holders of Serial Preferred Shares shall have no voting rights, except as otherwise provided by law and specifically provided in the Amended Articles with respect to certain matters. The holders of Voting Preference Shares shall
(x) be entitled to one vote per share, (y) vote as a class with the Common Shares (except as otherwise provided by law or the Amended Articles) and (z) have certain special voting rights substantially similar to those specifically provided to holders of Serial Preferred Shares and special voting rights with respect to certain extraordinary transactions involving the Company. Under the Company's Amended Articles, the affirmative vote or consent of holders of at least two-thirds of the Voting Preference Shares at the time outstanding would be necessary to effect a merger or consolidation with the Company, the sale of all or substantially all of the Company's assets and certain other transactions.

     Holders of Preferred Shares will have no preemptive rights to purchase or subscribe for any additional Preferred Shares or other securities of the Company. Preferred Shares may be issued by the Company if and when the Board of Directors deems it desirable without further shareholder action. The Company has no present plan to issue any Preferred Shares and no Preferred Shares are currently outstanding.

     Because of its authority to create and issue any series of Preferred Shares without shareholder approval, the Board of Directors could adversely affect the voting power and other rights of the Common Shares. The issuance of Preferred Shares could also have the effect of delaying, deferring or preventing a change in control of the Company. The ability of the Board of Directors to issue Preferred Shares, while providing flexibility in connection with financings, acquisitions and other corporate purposes, nevertheless could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company's assets or similar transaction, since the issuance of Preferred Shares could be used to dilute the share ownership and voting rights of a person or entity seeking to obtain control of the Company. Additionally, any issuance of Preferred Shares could result in there being a class of shares with conversion features and preference over the Common Shares with respect to dividends and distributions in liquidation and, in the event of any such conversion, could also result in the dilution of net income and book value per share of the Company. Moreover, an issuance or private placement of Voting Preference Shares to or with persons supporting current management of the Company could deter an unsolicited tender offer or other attempt by others to acquire control of the Company with a view to effecting a merger or consolidation with the Company, sale of all or a substantial part of the Company's assets or similar transaction, because the terms of the Voting Preference Shares require that the holders thereof approve all such transactions by a two-thirds vote. As a result, a vote by the holders of such shares could block a merger, sale of the Company's assets or similar transaction which a majority of the Common Shareholders of the Company believes desirable.

PROVISIONS THAT COULD DISCOURAGE A CHANGE OF CONTROL; OHIO LAWS REGARDING CONTROL SHARE ACQUISITIONS AND MERGER MORATORIUM

     The proposed amendment could have the effect of discouraging a merger, tender offer or other change in control of the Company or the replacement of its directors and management. Certain other provisions of the Company's Amended Articles and Code of Regulations, and of Ohio corporation law, could have a similar effect.

     The Company's Amended Articles contain requirements for approval of certain business combinations involving the Company. These provisions require that, unless a "fair price" requirement has been satisfied, any merger and certain other business combination transactions involving the Company and any holder of 20% or more of the Company's Common Shares ("Related Person") cannot be completed unless the transaction is approved either by a majority of the Company's "Continuing Directors" (as defined in the Amended Articles) or by the affirmative vote of the holders of 75% of the Common Shares having voting power with respect to any such proposal and by the affirmative vote of the holders of a majority of the Common Shares having voting power with respect to any such proposal other than the Common Shares owned by the Related Person. Under the "fair price" provision, the cash or other consideration to be paid for each of the Company's Common Shares acquired in the transaction cannot be less than the highest per share price paid by the Related Person in acquiring any of the Company's Common Shares. These provisions may not be amended or repealed except by the vote of holders of 75% of the Common Shares having voting power with respect to any such proposal. The directors and executive officers of the Company beneficially own approximately 15.9% of the outstanding Common Shares.

     On April 25, 1997, the Company's shareholders approved amendments to the Company's Code of Regulations which classify the Board of Directors into three classes of directors serving staggered three-year terms, increase the shareholder vote necessary to increase or decrease the number of directors to 75% of the voting power of the Company, require advance written notice to the Company of shareholder nominations for the election of directors and increase the shareholder vote necessary to amend or repeal the foregoing provisions to 75% of the voting power of the Company.

     The Code of Regulations of the Company currently provides that directors may be removed without cause only by the affirmative vote of 75% of the voting power of the Company with respect to the election of directors. This provision would prevent a shareholder possessing a majority, but less than 75%, of the voting power of the Company from unilaterally removing directors and replacing them with its own representatives.

     In addition, Ohio corporation law requires prior shareholder approval of any "control share acquisition" of certain Ohio corporations, including the Company. A "control share acquisition" is defined as the acquisition of one-fifth, one-third or a majority of the voting power of the corporation in the election of directors. Under these provisions, any person who proposes to make a control share acquisition of the Company is required to notify the Company in advance of the proposed transaction and upon receipt of such notice, the Company must call a special meeting of shareholders to vote on the transaction. A twofold quorum requirement would have to be met at the meeting; that is, both the holders of a majority of the voting shares, and the holders of a majority of the voting shares after excluding shares held by the acquiring person, certain directors and officers of the Company, and certain other holders who have acquired a large block of the Company's stock after public disclosure of the proposed control share acquisition, would have to be present in person or by proxy at the meeting. The proposed acquisition could proceed only if it is approved by a majority of both of these quorums. The notice, special meeting and shareholder approval requirements must be met each time a person's holdings, after giving effect to the proposed share purchase, would exceed any of the one-fifth, one-third or majority voting power thresholds.

     Further, Ohio corporation law includes "merger moratorium" provisions that, in general, prohibit certain Ohio corporations, including the Company (an "issuing public corporation"), from entering into a merger, consolidation or other specified transaction ("Regulated Transaction") with any person who, together with related parties, has the right to exercise 10% or more of the voting power of the issuing public corporation in the election of directors ("interested shareholder"), for a period of three years after the date on which such person became an interested shareholder ("share acquisition date"), unless, prior to such share acquisition date, the directors of the issuing public corporation approved either the Regulated Transaction or the purchase of shares which resulted in such person becoming an "interested shareholder." After the three-year period, the issuing public corporation may engage in a Regulated Transaction with the interested shareholder only if (a) the directors of such corporation had approved the purchase of shares by the interested shareholder prior to such share acquisition date, (b) the transaction is approved by the affirmative vote of the holders of at least two-thirds of the voting power of the issuing public corporation (or such other proportion as the articles may provide) and by at least a majority of the disinterested shares or (c) certain "fair price" requirements are satisfied with the respect to the consideration payable in the transaction to the holders of disinterested shares.

     The Company and its shareholders are subject to the "control share acquisition" and "merger moratorium" laws whether or not the proposed amendment is adopted. The proposed amendment is not part of a comprehensive plan of the Board or management to implement a series of "anti-takeover" measures and neither the Board nor management presently intends to propose any other or additional amendments to the Company's Amended Articles of Incorporation or Code of Regulations that may have such an effect.

VOTE REQUIRED FOR APPROVAL

     Under Ohio corporation law and the Company's Amended Articles, the affirmative vote of a majority of the outstanding Common Shares is required for approval of this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

            ITEM 3:  PROPOSAL TO APPROVE THE PROGRESSIVE CORPORATION
                       1998 DIRECTORS' STOCK OPTION PLAN

GENERAL

     The Progressive Corporation 1998 Directors' Stock Option Plan ("1998 Plan") was adopted by the Board of Directors on February 6, 1998, subject to shareholder approval as described below. The full text of the 1998 Plan will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The following description is qualified in its entirety by reference to the 1998 Plan.

     The 1998 Plan is subject to approval by shareholders at the Annual Meeting. Such approval is required by the rules of the New York Stock Exchange. If approved by shareholders, the 1998 Plan will replace the 1990 Directors' Stock Option Plan ("1990 Plan") with respect to future stock option awards for directors. The termination of the 1990 Plan will not affect the rights of directors with respect to any outstanding stock options previously granted thereunder. The 1990 Plan is a "formula" plan, under which the decisions concerning the timing, price and amount of all stock option awards granted to participating directors are determined in advance and specified in the Plan. Under the 1990 Plan, after each Annual Meeting of Shareholders, each non-employee director of the Company receives a stock option to purchase 2,000 Common Shares at a per share exercise price equal to the fair market value of the Common Shares on the date of such Annual Meeting. This formula ensured that the grant of such options would qualify for the exemption from the forfeiture provisions of Sections 16(b) of the Securities Exchange Act of 1934 ("1934 Act") provided by Rule 16b-3 of the Securities and Exchange Commission. Generally,
Section 16(b) provides for the forfeiture of any profit realized by officers, directors and 10% shareholders of a public company from any combination of a purchase and sale of the company's equity securities within any six-month period ("short-swing liability"). Rule 16b-3 provides an exemption from Section 16(b) for certain transactions under employee stock plans, provided specified conditions are met.

     Rule 16b-3 was amended in 1996. Prior to these amendments, the exemption afforded by the Rule was conditioned, among other things, upon shareholder approval of the plan. Under the 1996 amendments, shareholder approval of a stock-based plan is no longer required as a condition to the exemption provided by the Rule; instead individual stock option awards may now be approved by either shareholders, the full board of directors or a board committee consisting of not less than two "non-employee" directors. These amendments allow companies to replace their rigid formula plans with new plans that offer the flexibility to structure the size and value of individual stock option awards in light of competitive conditions, while retaining the exemption from short-swing liability provided by Rule 16b-3, as amended. The Board believes that it is in the best interest of the Company to replace the 1990 Plan with the 1998 Plan in order to provide the Company with the flexibility to determine the size and value of individual awards in light of trends in director compensation and to help ensure that the

Company's compensation program for Board members remains both fair and competitive. If shareholders fail to approve the 1998 Plan, the 1990 Plan will remain in effect until April 27, 2000, and the Company may adopt a cash-based plan or provide other alternative means to attract, retain and reward directors.

     The purposes of the 1998 Plan are to enable the Company to attract, retain and reward directors of the Company and to strengthen the mutuality of interest between such directors and the Company's shareholders by offering such directors options to purchase Common Shares of the Company.

     The 1998 Plan provides for the granting to eligible directors of the Company of options ("Stock Options") to purchase Common Shares, $1.00 par value, of the Company. All directors of the Company who are not full-time employees of the Company or any of its subsidiaries are eligible to participate in the 1998 Plan. There are currently eight non-employee directors of the Company. Under the terms of the 1998 Plan, Stock Options may be granted with respect to an aggregate of not more than 200,000 Common Shares, subject to adjustment for stock splits and similar events. The Common Shares issuable under the 1998 Plan will be either authorized but unissued or treasury shares. Common Shares subject to Stock Options under the 1998 Plan which are forfeited or terminated or expire unexercised shall be again available for distribution in connection with future awards of Stock Options under the Plan. The closing price of the Common Shares on the New York Stock Exchange on March 3, 1998 was $117 5/16.

ADMINISTRATION

     The 1998 Plan will be administered by the Executive Compensation Committee of the Board of Directors. The Committee consists of not less than three Board members, all of whom are "non-employee directors" within the meaning of Rule 16b-3. The Committee members serve at the pleasure of the Board.

     The Committee has full power and authority to interpret and administer the 1998 Plan, to select the individuals to whom awards will be granted under the 1998 Plan and to determine the number of shares that may be purchased under awards granted to each participant, the consideration, if any, to be paid for such awards, the timing of such awards, the terms and conditions of such awards and the terms and conditions of the related stock option agreements entered into with participants.

     The Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the 1998 Plan as it shall deem advisable from time to time; to interpret the terms and provisions of the plan and any award issued under the plan (and any agreements relating thereto); and to otherwise supervise the administration of the plan.

TERMS OF STOCK OPTIONS

     Each Stock Option granted under the 1998 Plan will be evidenced by the execution of a stock option agreement in form approved by the Committee. The option exercise price per Common Share under a Stock Option will be equal to the Fair Market Value (as defined in the 1998 Plan) of the Common Shares on the date of grant. The Committee may substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having a higher option exercise price.

     The term of each Stock Option will be determined by the Committee and may not exceed 10 years from the date of grant.

     The Committee will determine the time or times at which, and the conditions under which, each Stock Option may be exercised. Unless otherwise determined by the Committee at or after grant, no Stock Option may be exercisable prior to six months and one day following the date of grant. The Committee may provide that Stock Options may be exercisable only in installments or only after a specified vesting date, and the Committee may accelerate or waive such installment exercise provisions or vesting date at any time at or after the date of grant.

     Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice must be accompanied by payment in full of the purchase price for such Common Shares, either in cash or by check or such other instrument as the Company may accept. Unless otherwise determined by the Committee, the option exercise price may be paid in full or in part by delivery of unrestricted Common Shares or Common Shares that are part of the Stock Option being exercised. In each case, the Common Shares so delivered will be valued at Fair Market Value on the exercise date.

     Stock Options shall not be transferable by the participant. All Stock Options may be exercised only by the participant, by his estate in the event of his death, or by his authorized legal representative if the participant is unable to exercise an option as a result of disability.

     If a participant dies while holding an unexercised Stock Option, such Stock Option may thereafter be exercised, to the extent such option was exercisable at the time of death or would have become exercisable within one year thereafter had the participant continued to fulfill all conditions of the award during such period, by the participant's estate (acting through its fiduciary) for a period of one year from the date of death, regardless of the term of the Stock Option remaining after the participant's death. The balance of the Stock Option will be forfeited.

     If a participant is unable to serve as a director by reason of disability, any Stock Option then held by such participant may thereafter be exercised, to the extent such Stock Option was exercisable at the inception of such disability or would have become exercisable within one year thereafter had the participant continued to fulfill all conditions of the award during such period, by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Stock Option as a result of his disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of the inception of such disability; provided, however, that in no event may any such Stock Option be exercised prior to six months and one day from the date of grant. The balance of the Stock Option will be forfeited.

     The Company may at any time buy out, for a payment in cash or Common Shares, a Stock Option previously granted, on such terms and conditions as shall be agreed upon by the Company and the participant.

CHANGE IN CONTROL

     Certain acceleration and valuation provisions take effect with respect to outstanding Stock Options upon the occurrence of a Change in Control or a Potential Change in Control (as such terms are defined in the 1998 Plan) of the Company. In the event of a Change in Control or a Potential Change in Control, any Stock Options then outstanding will be cashed out for the Change in Control Price (as defined in the 1998 Plan), unless the Change in Control is approved by the Board of Directors prior thereto.

ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC.

     In the event of any consolidation or merger, stock split or combination, stock dividend or other change in the Common Shares, such adjustment will be made in the aggregate number of shares reserved for issuance under the 1998 Plan, and in the number and option price of shares subject to outstanding Stock Options as shall be necessary to prevent dilution of the participants' interests.

AMENDMENT AND TERMINATION

     The Board may at any time, in its sole discretion, amend, alter or discontinue the 1998 Plan, or amend the terms of any outstanding Stock Option granted thereunder. No such action shall be taken, however, which would impair the rights of a participant under a Stock Option previously granted without the participant's consent. The Company's shareholders will be asked to approve any amendment to the 1998 Plan required to be submitted for shareholder approval under Section 16 of the 1934 Act or the rules and regulations promulgated thereunder or under the rules of the New York Stock Exchange.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a brief summary of the general federal income tax consequences of transactions under the 1998 Plan based on federal income tax laws in effect as of the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

     Stock Options granted under the 1998 Plan do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and are therefore deemed to be non-qualified stock options for federal income tax purposes. Generally, therefore, (a) no income is realized by the optionee at the time the option is granted; (b) upon exercise of the option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price paid for the shares, and the Company is entitled to a tax deduction in the amount of ordinary income realized (provided that applicable reporting requirements are satisfied); and (c) upon disposition of the shares received upon the exercise of the option, the optionee recognizes, as either short-term, mid-term or long-term capital gain (loss), depending upon the length of time that the optionee has held the shares, gain (loss) equal to the difference between the amount realized and the fair market value of the shares on the date of exercise.

     With respect to the exercise of a Stock Option and the payment of the option exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received upon the exercise of the option exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

     Upon a subsequent sale of any shares acquired pursuant to the exercise of a Stock Option, an optionee will have capital gain (loss) equal to the difference between the amount realized upon such sale and the optionee's basis in the shares. The optionee's basis is equal to the sum of the purchase price of such shares and the amount of income, if any, recognized upon the exercise of such Stock Option. Whether any such capital gain (loss) is short-term, mid-term or long-term will depend on the optionee's holding period with respect to the shares.

CAPITAL GAINS

     Under current law, long-term capital gains of individuals are subject to a maximum tax rate of 20% (or 10% for individuals in the 15% ordinary income tax bracket). Mid-term capital gains of individuals are subject to a maximum tax rate of 28%. Short-term capital gains of individuals are subject to the same tax rates as those applicable to ordinary income. Capital losses must be offset against any capital gains, and only the lesser of the excess of such capital losses over such capital gains or $3,000 ($1,500 in the case of a married individual filing a separate return) is deductible against other income.

     Long-term capital gain or loss treatment is applicable if the holding period is more than 18 months. Mid-term capital gain or loss treatment is applicable if the holding period is more than one year but not more than 18 months. Short-term capital gain or loss treatment is applicable if the holding period is one year or less.

OTHER BENEFIT PLANS FOR DIRECTORS

     In voting on this proposal, shareholders should consider the provisions that the Company has already made to compensate and reward directors. The Company pays retainer and meeting fees to directors, maintains the Directors Deferral Plan and has granted stock options to participating directors under the 1990 Plan. These fees and plans are described above under "Executive Compensation," beginning on page 9.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes cast on this proposal, provided the total number of votes cast represents a majority of the outstanding Common Shares, is required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     At the meeting of the Board of Directors of the Company held on February 6, 1998, the Board selected Coopers & Lybrand L.L.P. to serve as the independent accountants for the Company and its subsidiaries for 1998. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the 1999 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Secretary at the Company's principal executive offices located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, not later than November 25, 1998. The Company will not be required to include in its proxy statement or form of proxy any shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                          SHAREHOLDER VOTE TABULATION

     Votes will be tabulated by or under the direction of Inspectors of Election, who may be regular employees of the Company. The Inspectors of Election will certify the results of the voting at the Annual Meeting.

     The director nominees who receive the greatest number of affirmative votes will be elected directors. Abstentions and broker non-votes thus will not affect the results of the election.

     The proposal to amend the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares from 200,000,000 to 300,000,000 will be adopted if approved by the affirmative vote of a majority of the outstanding Common Shares. Abstentions and broker non-votes will not be counted as affirmative votes and thus will have the same effect as a vote against this proposal.

     The proposal to approve The Progressive Corporation 1998 Directors' Stock Option Plan will be adopted if approved by the affirmative vote of the majority of the votes cast on the proposal, provided a majority of the outstanding Common Shares are voted on the proposal. Abstentions and broker non-votes will not be counted as cast votes.

                                 OTHER MATTERS

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has engaged the firm of Morrow & Co., New York, New York, to assist it in the solicitation of proxies at an estimated cost of $16,000. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

     If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specifications, the proxies will be voted (a) to elect the three nominees named under "Election of Directors" above;
(b) FOR the proposal to amend the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares from 200,000,000 to 300,000,000 and (c) FOR the proposal to approve The Progressive Corporation 1998 Directors' Stock Option Plan.

     The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know at this time of any other matters that will be presented for action at the meeting.

                             AVAILABLE INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997 (OTHER THAN CERTAIN EXHIBITS). REQUESTS FOR SUCH DOCUMENT SHOULD BE SUBMITTED IN WRITING TO JEFFREY W. BASCH, CHIEF ACCOUNTING OFFICER, THE PROGRESSIVE CORPORATION, 6300 WILSON MILLS ROAD, MAYFIELD VILLAGE, OH 44143, OR BY TELEPHONE AT (440) 446-2851.

                                          By Order of the Board of Directors.

                                          David M. Schneider, Secretary

March   , 1998

                                                                       EXHIBIT A

     The following is the full text of the first paragraph of Article FOURTH of the Amended Articles of Incorporation of The Progressive Corporation ("Company"), reflecting the amendment described in Item 2 of the Company's Proxy
Statement dated March   , 1998.

        FOURTH. The authorized number of shares of the corporation is 325,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called "Serial Preferred Shares"), 5,000,000 Voting Preference Shares, without par value (hereinafter called "Voting Preference Shares"), and 300,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares").

                           THE PROGRESSIVE CORPORATION
                        1998 DIRECTORS' STOCK OPTION PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

         The purposes of The Progressive Corporation 1998 Directors' Stock Option Plan (the "Plan") are to enable The Progressive Corporation (the "Company") to attract, retain and reward directors of the Company and to strengthen the mutuality of interests between such directors and the Company's shareholders by offering such directors options to purchase Common Shares of the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "Award" means any award of Stock Options under the Plan.

              (b) "Board" means the Board of Directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

              (d) "Committee" means the Committee referred to in Section 2 hereof.

              (e) "Company" means The Progressive Corporation, an Ohio corporation, or any successor corporation.

              (f) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan, or in the absence of the Committee, the Board.

              (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (h) "Fair Market Value" means, as of any given date, the mean between the highest and lowest quoted selling price, regular way, of the Stock on such date on the New York Stock Exchange or, if no such sale of the Stock occurs on the New York Stock Exchange on such date, then such mean price on the next preceding day on which the Stock was traded. If the Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Stock shall be determined by the Committee in good faith.

              (i) "Non-Qualified Stock Option" means any Stock Option that is not an incentive stock option, within the meaning of Section 422 of the Code or any successor section thereto.

              (j) "Option Term" has the meaning given to such term in Section 4(b)(2).

              (k) "Plan" means The Progressive Corporation 1998 Directors' Stock Option Plan, as amended from time to time.

              (l) "Stock" means the Common Shares, $1.00 par value per share, of the Company.

              (m) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 4.

              (n) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 5(b), (c) and (d) below.


SECTION 2.  ADMINISTRATION.

              The Plan shall be administered by a Committee of not less than three directors of the Company, all of whom shall be directors who are "Non-Employee Directors", as defined in Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

              The Committee shall have full power and authority to interpret and administer the Plan and, subject to Section 4(a) below, full authority to select the individuals to whom Awards will be granted, and to determine the number of shares of Stock that may be purchased upon exercise of Awards granted under the Plan, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan and the terms and conditions of the related agreements which will be entered into with participants.

              The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

              Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Committee in connection with the Plan, shall be final, binding and conclusive on the Company, its shareholders, all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.


SECTION 3.  STOCK SUBJECT TO THE PLAN.

              (a) AGGREGATE STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 3(c) below, the total number of shares of Stock reserved and available for Awards under the Plan is 200,000. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

              (b) FORFEITURE OR TERMINATION OF AWARDS OF STOCK. If any Award granted hereunder is forfeited or an Award otherwise terminates or expires without the issuance of Stock, the unissued Stock that is subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a).

              (c)  ADJUSTMENT.

                      (1) If the Company (i) pays a dividend or makes a
              distribution in shares of Stock, (ii) subdivides or splits its outstanding Stock into a greater number of shares, or (iii) combines its outstanding Stock into a smaller number of shares, the aggregate number of shares of Stock reserved for issuance pursuant to the Plan and the number and option price of shares of Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto shall be adjusted so that, assuming that Options had been previously granted for all of the shares of Stock so reserved, the participants would be entitled to receive for the same aggregate price that number of shares of Stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this
              Section 3(c)(1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                     (2) If the Company reclassifies or changes the Stock
              (except for splitting or combining, or changing par value, or changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification of or change in the Stock except as stated above), the aggregate number of shares of Stock reserved for issuance pursuant to the Plan and the number and option price of shares of Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto shall be adjusted so that, assuming that Options had been previously granted for all the shares of Stock so reserved, the participants would be entitled to receive for the same aggregate price that number and type of shares of capital stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event.

                     (3) No adjustment pursuant to this Section 3(c) shall be
              required unless such adjustment would require an increase or decrease of at least 1% in such number or price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section

              3(c)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(c) shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this
              Section 3(c) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the option price, in addition to those required by this Section 3(c), as it in its discretion shall determine to be advisable in order that any stock dividends or distributions, subdivisions or splits of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.


SECTION 4.  STOCK OPTIONS.

              (a) GRANT. All directors of the Company who are not full time employees of the Company or any of its Subsidiaries are eligible to be granted Stock Options under the Plan. The Committee shall determine the individual directors to whom, and the time or times at which, grants of Stock Options will be made, the number of shares purchasable under each Stock Option granted hereunder and the other terms and conditions of the Stock Options in addition to those set forth in Sections 4(b). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan will be Non-Qualified Stock Options.

              (b) TERMS AND CONDITIONS. Options granted under the Plan shall be evidenced by Option agreements substantially in the form of Exhibit A hereto (or such other form as the Committee may approve), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                     (1) OPTION PRICE. The option price per share of Stock
              purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock on the date the Option is granted.

                     (2) OPTION TERM. The term of each Stock Option shall be
              determined by the Committee and may not exceed ten (10) years from the date the Option is granted ("Option Term").

                     (3) EXERCISE. Stock Options shall be exercisable at such
              time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, unless otherwise provided herein or determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after a specified vesting date, the Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

                     (4) METHOD OF EXERCISE. Subject to whatever installment
              exercise provisions apply with respect to such Stock Option and, if applicable, the six month and one day holding period set forth in Section 4(b)(3), a Stock Option may be exercised, in whole or in part, at any time during the related Option Term, by giving the Company written notice of exercise specifying the number of shares of Stock to be purchased.

                                Such notice shall be accompanied by payment in
              full of the option price of the shares of Stock for which the Option is being exercised, in cash or by check or such other instrument as the Committee may accept. Unless otherwise determined by the Committee, in its sole discretion, at or after grant, payment, in full or in part, of the option price may be made in the form of unrestricted Stock then owned by the participant or Stock that is part of the Stock Option being exercised. The value of each share of such Stock so surrendered or withheld shall be 100% of the Fair Market Value of the Stock on the date the Option is exercised.

                                No Stock shall be issued pursuant to an exercise
              of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Stock subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such shares, has given, if requested, the representation described in Section 8(a) and such shares have been issued to such participant.

                     (5) NON-TRANSFERABILITY OF OPTIONS. Stock Options shall not be transferable by the participant, and all Stock Options shall be exercisable during the participant's lifetime only by the participant or, subject to Section 4(b)(7), by the participant's authorized legal representative if the participant is unable to exercise an Option as a result of the participant's Disability.

                     (6) TERMINATION BY DEATH. If any participant dies while
              holding unexercised Stock Options, any Stock Option held by such participant at the time of his or her death may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill all conditions of the Option during such period, by the estate of the participant (acting through its fiduciary) for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death, regardless of the term of the Stock Option remaining at the date of the participant's death. The balance of the Stock Option shall be forfeited.

                     (7) TERMINATION BY REASON OF DISABILITY. If a participant
              is unable to serve as a director by reason of Disability, any Stock Option then held by such participant may thereafter be exercised, to the extent such Option was exercisable at the inception of such Disability or would have become exercisable within one year thereafter had the participant continued to fulfill all conditions of the Option during such period, by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of his or her Disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of the inception of such Disability; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant at the time of his or her death shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) to the same extent to which it was exercisable immediately prior to the time of death for a period of one year ( or such other period as the Committee may specify at or after grant) from the date of the inception of such Disability. The balance of the Stock Option shall be forfeited.

              (c) BUYOUT PROVISIONS. The Committee may at any time buy out, for a payment in cash or Stock, an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, provided that no such transaction shall be structured or effected in a manner that would violate, or result in any liability on the part of the participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.


SECTION 5.  CHANGE IN CONTROL PROVISIONS.

              (a) IMPACT OF EVENT. In the event of: (1) a "Change in Control" as defined in Section 5(b), or (2) a "Potential Change in Control" as defined in Section 5(c), the value of all outstanding Awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 5(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred.

              (b) DEFINITION OF CHANGE IN CONTROL. For purposes of this Section 5, a "Change in Control" means the happening of any of the following:

                     (1) When any "person" as defined in Section 3(a)(9) of the
              Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the terms "person" and "group" shall not include any "Excluded Director"; and the term "Excluded Director" means any director who, on the effective date of the Plan, is the beneficial owner of or has the right to acquire an amount of Stock equal to five percent (5%) or more of the number of shares of Stock outstanding on such effective date; and further provided that, unless otherwise determined by the Board or any committee thereof, the terms "person" and "group" shall not include any entity or group of entities that has acquired Stock of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, ("Investment Intent"), as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such entity or group continues to hold such Stock with an Investment Intent;

                     (2) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 5(b)(2); or

                     (3) The occurrence of a transaction requiring shareholder
              approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger or otherwise;

      provided, however, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board had approved such change prior to either (i) the occurrence of any of the events described in
      Section 5(b)(1), (2), (3) or 5(c)(1), or (ii) the commencement by any person other than the Company or a Subsidiary of a tender offer for Stock.

              (c) DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of this Section 5, a "Potential Change in Control" means the happening of any one of the following:

                     (1) The approval by shareholders of an agreement by the
              Company, the consummation of which would result in a Change in Control of the Company as defined in Section 5(b); or

                     (2) The acquisition of beneficial ownership, directly or
              indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

              (d) CHANGE IN CONTROL PRICE. For purposes of this Section 5, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event).


SECTION 6.  AMENDMENTS AND TERMINATION.

              Subject to the following sentence, the Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, or amend the terms of any outstanding Stock Option granted under the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent. Notwithstanding the foregoing, no such amendment or alteration shall be made which would make the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 thereunder unavailable to any participant holding an Award or which would result in any liability on the part of any participant under Section 16(b) of the Exchange Act.

SECTION 7.  UNFUNDED STATUS OF PLAN.

              The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.


SECTION 8.  GENERAL PROVISIONS.

              (a) The Company may require each participant acquiring Stock pursuant to an Option under the Plan (i) to represent and warrant to and agree with the Company in writing that the participant is acquiring the Stock for investment and without a view to the distribution thereof, and
      (ii) to make such additional representations, warranties and agreements with respect to the investment intent of such participant as the Company may request. The certificates for such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

              All shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates for such shares to make appropriate reference to such restrictions.

              (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

              (c) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, withholding obligations may be settled with unrestricted Stock then owned by the participant or Stock that is issuable upon the exercise of the Option which gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes or other items from any payment of any kind otherwise due to the participant.

              (d) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

              (e) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

              (f) The provision of Awards need not be the same with respect to each participant.


SECTION 9.  EFFECTIVE DATE OF PLAN.

              The Plan was adopted by the Board on February 6, 1998, subject to approval by shareholders of the Company in accordance with applicable law. The Plan will become effective on the date of such shareholder approval.


SECTION 10.  TERM OF PLAN.

              No Award shall be granted pursuant to the Plan on or after April 24, 2008, but Awards granted prior to such date may extend beyond that date.

                                                                       EXHIBIT A
                                                                       ---------

                        DIRECTORS' STOCK OPTION AGREEMENT
                        ---------------------------------


              This Agreement (the "Agreement") is made as of the _____ day of ______________, ____ between The Progressive Corporation, an Ohio corporation (the "Company"), and _____________ (the "Optionee"). The Company hereby grants Optionee an option (the "Option") to purchase _____________ Common Shares, $1.00 par value (the "Common Shares"), of the Company for a purchase price of ____________ ($________) per share (the "Option Price"). The Option has been granted pursuant to The Progressive Corporation 1998 Directors' Stock Option Plan (the "Plan") and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this Agreement:

      1. TERM. The Option shall be exercisable, in whole or part, on and after ______________, _____ but not after 5:00 o'clock p.m., Cleveland time, on
_______________________, _______.

      2. METHOD OF EXERCISE. The Option shall be exercisable from time to time by written notice (in form acceptable to the Company) which shall:

      (a) state that the Option is thereby being exercised, the number of Common Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Common Shares should be registered and his or her address and social security number;

      (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Optionee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

      (c) be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as the Company may request, in form and substance satisfactory to counsel for the Company.

      3. PAYMENT OF PRICE. Upon exercise of the Option, the Company shall deliver a certificate or certificates for such Common Shares to the specified person or persons at the specified time upon receipt of the full purchase price for such Common Shares: (i) by certified or bank cashier's check, or (ii) by delivery of unrestricted Stock with a Fair Market Value equal to the Option Price, or (iii) by any other method of payment or combination thereof authorized by the Plan.

      4. TRANSFERABILITY. The Option shall not be transferable by the Optionee. The Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee for his or her own account, except in the event of the death or Disability of the Optionee, in either of which events the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee's estate (acting through its fiduciary) or, if the Optionee is unable to exercise the Option as a result of such Disability, by the Optionee's duly authorized legal representative, respectively.

      5. RESTRICTIONS ON EXERCISE. The Option is subject to all restrictions set forth in this Agreement or in the Plan. As a condition of any exercise of the Option, the Company may require the Optionee or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for the Company.

      6. TAXES. The Optionee hereby agrees to pay to the Company, in cash or unrestricted Stock or by any other method authorized under the Plan, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to the Option granted hereunder or its exercise. If the Optionee does not make such payment to the Company, the Company shall have the right to deduct from any payment of any kind otherwise due to the Optionee from the Company, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to the Option, its exercise or the Common Shares to be purchased by the Optionee under this Agreement. The Option shall not be treated as an incentive stock option under Section 422 or any successor Section thereto of the Internal Revenue Code of 1986, as amended.

      7. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms will have the same meanings given them in the Plan.

             THE PROGRESSIVE CORPORATION



DATE OF GRANT:                              By:
               -----------                     ---------------------------------


                             ACCEPTANCE OF AGREEMENT
                             -----------------------


              The Optionee hereby: (a) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he/she is familiar with all provisions of the Plan; (b) accepts this Agreement and the Option granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company.



Date:
      --------------------                 -------------------------------------
                                           Optionee

                               THE PROGRESSIVE CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                                 MEETING OF SHAREHOLDERS

             The undersigned hereby appoints Charles B. Chokel, David M. Schneider and Dane A. Shrallow, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of The Progressive Corporation, to be held at 6671 Beta Drive, Mayfield Village, Ohio, at 10:00 a.m., Cleveland time, on April 24, 1998, and thereat, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all power the undersigned would possess if present in person, as follows:

          1. [ ] WITH or [ ] WITHOUT authority to vote (except as marked to the contrary below) for the election as directors of all three nominees listed below, each to serve for a term of three (3) years.

                B. Charles Ames, Peter B. Lewis and Donald B. Shackelford

             (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the space provided below.)

          ----------------------------------------------------------------------

          2. Proposal to approve an amendment to the Company's Amended Articles of Incorporation to increase the number of authorized Common Shares, $1.00 par value, from 200,000,000 to 300,000,000.
                                                 [ ] FOR [ ] AGAINST [ ] ABSTAIN

          3. Proposal to approve The Progressive Corporation 1998 Directors' Stock Option Plan.
                                                 [ ] FOR [ ] AGAINST [ ] ABSTAIN

                      (Continued, and to be dated and signed, on the other side)

                          (Continued from the other side)

          4. In their discretion, to vote upon such other business as may properly come before the meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES IDENTIFIED IN ITEM 1 ABOVE AND TO APPROVE THE PROPOSALS DESCRIBED IN ITEMS 2 AND 3 ABOVE.

             Receipt of Notice of Annual Meeting of Shareholders and the related
          Proxy Statement dated March    , 1998, is hereby acknowledged.

                                              Date:                       , 1998
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                                 Signature of Shareholder(s)

                                              PLEASE SIGN AS YOUR NAME OR NAMES
                                              APPEAR HEREON. IF SHARES ARE HELD
                                              JOINTLY, ALL HOLDERS MUST SIGN.
                                              WHEN SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE GIVE YOUR FULL
                                              TITLE. IF A CORPORATION, PLEASE
                                              SIGN IN FULL CORPORATE NAME BY
                                              PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER. IF A PARTNERSHIP, PLEASE
                                              SIGN IN PARTNERSHIP NAME BY
                                              AUTHORIZED PERSON.
                                   Proxy Card